UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2020

ADT Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38352	47-4116383
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Yamato Road

Boca Raton, Florida 33431

(Address of principal executive offices)

(561) 988-3600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, ADT Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of July 31, 2020, with Google LLC (the “Investor”). On September 17, 2020 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Securities Purchase Agreement, the Company issued and sold in a private placement to the Investor 54,744,525 shares of Class B common stock, par value $0.01 per share, of the Company (“Class B Common Stock”) for an aggregate purchase price of $450.0 million (the “Private Placement”). As of the Closing Date, the Investor holds approximately 6.6% of the issued and outstanding common stock of the Company on an as-converted basis. The Investor has elected not to exercise its unilateral right to purchase, for the same price per share, additional shares of Class B Common Stock prior to the closing (the “Option”). The Company expects to use the net proceeds from the Private Placement for further growth initiatives and to reduce debt over time. The Securities Purchase Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed August 3, 2020 (the “August Form 8-K Filing”).

Item 1.01.	Entry into a Material Definitive Agreement.

On the Closing Date, the Company and the Investor entered into an Investor Rights Agreement (the “Investor Rights Agreement”), pursuant to which the Investor agreed to be bound by customary transfer restrictions and drag-along rights, and to be afforded customary registration rights with respect to shares of Class B Common Stock held directly by the Investor. Under the terms of the Investor Rights Agreement, the Investor is prohibited, subject to certain exceptions, from transferring any shares of Class B Common Stock or any shares of common stock issuable upon conversion of the Class B Common Stock beneficially owned by the Investor until the earlier of (i) the three-year anniversary of the Closing, (ii) the date on which the Master Supply, Distribution and Marketing Agreement (the “Commercial Agreement”), entered into between the Investor and ADT LLC, an indirect wholly owned subsidiary of the Company, the terms of which were described in the August Form 8-K Filing, has been terminated under certain specified circumstances and (iii) June 30, 2022 if ADT LLC breaches certain of its obligations under the Commercial Agreement.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under the Introductory Note of this Current Report on Form 8-K relating to the issuance and sale of Class B Common Stock to the Investor is incorporated herein by reference. The issuance of the shares of Class B Common Stock to the Investor was exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act. The Investor represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the shares of Class B Common Stock, and shares of common stock issuable upon conversion of such shares of Class B Common Stock, are being acquired solely for investment and with no intention to distribute, and appropriate legends were affixed to any certificates or book entry statements evidencing shares of the Class B Common Stock and will be affixed to any certificates or book entry statements evidencing shares of common stock issued in connection with any future conversion of the Class B Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under the Introductory Note, Item 1.01 and Item 5.03 of this Current Report on Form 8-K relating to the issuance and sale of Class B Common Stock to the Investor, the entry into the Investor Rights Agreement and the amendment of the Company’s certificate of incorporation in connection with the transactions contemplated by the Securities Purchase Agreement is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date, the Company amended its certificate of incorporation, in connection with the transactions contemplated by the Securities Purchase Agreement, to among other things, authorize the issuance of shares of Class B Common Stock to be issued in the Private Placement (the “Charter Amendments”), which constitutes a new class of common stock of the Company. Each share of Class B Common Stock has equal status and rights to dividends with a share of common stock. The holders of Class B Common Stock have one vote for each share of Class B Common Stock held of record by such holder on all matters on which stockholders are entitled to vote generally; provided, however, that holders of Class B Common Stock, as such, shall not be entitled to vote on the election, appointment or removal of directors of the Company. Additionally, each share of Class B Common Stock will immediately become convertible into one share of common stock, at the option of the holder thereof, at any time following the earlier of (i) the expiration or early termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Clearance”), required prior to such holder’s conversion of all such shares of Class B Common Stock, and (ii) to the extent HSR Clearance is not required prior to such holder’s conversion of such shares of Class B Common Stock, the date that such holder owns such shares of Class B Common Stock.

The foregoing description of the Charter Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s Amended and Restated Certificate of Incorporation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On the Closing Date, the Company issued a press release announcing the closing of the Private Placement. A copy of this press release is attached to this report as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document

3.1	Amended and Restated Certificate of Incorporation

10.1	Investor Rights Agreement, dated as of September 17, 2020 by and between ADT Inc. and Google LLC

99.1	Press Release announcing the closing of the Private Placement, dated September 17, 2020

104	Cover page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 17, 2020	ADT Inc.

	By:	/s/ Jeffrey Likosar
Jeffrey Likosar
Executive Vice President, Chief Financial Officer and Treasurer